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                                                                    EXHIBIT 10.2

                          GENERAL RELEASE AND AGREEMENT



         THIS GENERAL RELEASE AND AGREEMENT dated as of the 26th day of January, 2001, by and between VAIL BANKS, INC. (the "Company") and JOHN R. SPRUILL ("Spruill"):

                                   WITNESSETH:

         WHEREAS, the Company and Spruill entered into an Employment Agreement, dated July 24, 2000 (the "Employment Agreement"); and

         WHEREAS, effective November 14, 2000, Spruill resigned from employment with the Company, and the Company has agreed to provide Spruill certain severance payments and benefits;

         NOW, THEREFORE, in consideration of the payments set forth below and in the attached Consulting Agreement and the mutual promises stated in this document, the parties hereby agree as follows:

         1. Spruill agrees that he resigned from active employment with the Company effective November 14, 2000 ("Separation Date"). He hereby resigns from the Board of Directors of each of the Company, WestStar Bank and First Western Mortgage Services, Inc.

         2. In consideration of the payments and benefits set forth in Paragraph 5 below, Spruill, on behalf of himself, his heirs, executors, administrators, attorneys and assigns, irrevocably and unconditionally releases, acquits, and forever discharges the Company, any affiliated, related or successor corporation or other entity, its benefit plans and programs, and all of the Company's present and former owners, employees, trustees, representatives, attorneys, divisions, subsidiaries, affiliates, agents, directors, officers, and all persons acting by, through, under or in concert with any of them (collectively the "Releasees"), or any of them individually, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorney's fees and legal expenses), of any nature whatsoever, whether known or unknown, which Spruill now has, has had, or may hereafter claim to have had against the Releasees by reason of any matter, act, omission, cause, or event that has occurred up to the present date; provided, that the release given herein shall not extend to any claim brought to enforce the terms of, or arising from any failure of the Releasees to perform under, (i) this General Release and Agreement, (ii) the Consulting Agreement attached hereto as Exhibit A, (iii) the Indemnification Agreement referenced in Paragraph 4(d) below, or (iv) the Stock Option Agreement referenced in Paragraph 5(b) below (the "Excepted Claims"). Spruill represents that he has not, and agrees that he will not, file any claim, complaints, charges or lawsuits against the Releasees about anything which has occurred up to and including the date he executes this Agreement; provided, that such representation and agreement shall not extend to any Excepted Claims.


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         Except to the extend the following enumerated claims constitute
Excepted Claims, this General Release specifically includes, but is not limited to, all claims arising from or relating in any way to the Employment Agreement (including claims for salary, stock options, and extended health coverage, but excluding claims for such items to the extent promised under this General Release and Agreement), Spruill's employment relationship with the Company or his resignation from employment; any claims for recovery of damages for personal injury, loss of wages, fringe benefits, liquidated damages, penalties, front pay or other equitable relief, including but not limited to those claims which have been asserted or could have been asserted against the Company under the Fair Labor Standards Act, 29 U.S.C. Sections 207, et. seq., the Age Discrimination in Employment Act, 29 U.S.C. Sections 621 et. seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et. seq., The Americans With Disabilities Act, 42 U.S.C. Section 12101 et. seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 2001 et seq., the Colorado Anti-Discrimination Act, Colo. Rev. Stat. Section 24-34-301 et seq. (prohibiting discrimination on account of disability, race, creed, color, sex, age, national origin, or ancestry), or under any other federal, state, or local law, rule, regulations, or any claim arising under the common law.

         Spruill expressly acknowledges that this General Release may be pled as a complete defense and will fully and finally bar any such known or unknown claim or claims based on any acts or omissions of the Releasees up to the present date, other than acts or omissions that give rise to an Excepted Claim.

         3. Except for the Consulting Agreement attached hereto as Exhibit A, which shall remain effective in accordance with its terms, the Company, on behalf of itself, its affiliates, its successors, and assigns, irrevocably and unconditionally releases, acquits, and forever discharges Spruill and Spruill's attorneys, executors, administrators and heirs from any and all charges, complaints, claims, liabilities, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses, of any nature whatsoever, whether known or unknown, which the Company now has, or may hereafter claim to have had against Spruill by reason of any matter, act, omissions, cause, or event that has occurred up to the present date, except any claims pursuant to or arising from this General Release and Agreement. The Company expressly acknowledges that this General Release and Agreement may be pled as a complete defense and will fully and finally bar any such known or unknown claim or claims based on any acts or omissions of Spruill up to the present date.

         4. In consideration of Spruill's execution and delivery of this General Release and Agreement and the Consulting Agreement attached hereto as Exhibit A (the "Consulting Agreement"), the Company agrees that:

                  (a) The Company will enter into the Consulting Agreement.

                  (b) For a period of twenty-four months after the Separation Date, the Company will provide Spruill and his beneficiary with continued life and health insurance coverage or comparable life and health insurance coverage on the same terms as in effect prior to the Separation Date.

                  (c) Spruill hereby represents and warrants that he has forfeited $50,000 of earnest money on a contract to purchase a home in the Vail Valley, and the Company agrees the Company will refund to Spruill in cash this $50,000.


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


                  (d) The Company shall continue to indemnify Spruill in accordance with Section 5 of the Indemnification Agreement by and between the Company and Spruill, dated as of July 24, 2000.

                  (e) The Company will reimburse Spruill in cash for $2,041 in travel expenses and $5,500 in legal expenses connected with the preparation of the Employment Agreement.

The Company further agrees that the amounts due under parts (c) and (e) of this Paragraph 4 shall be paid to Spruill in full upon Spruill's entering into this General Release and Agreement and the Consulting Agreement.

         5. Spruill and the Company agree that:

                  (a) Except for the Stock Option Agreement and Indemnification Agreement, referenced below, and except as provided herein, all agreements, written or oral, by and between the Company and Spruill, including, without limitation, the Employment Agreement and the Change in Control Severance Payment Agreement, shall terminate as of the Separation Date and he shall be ineligible for any additional compensation or benefits pursuant to these agreements.

                  (b) The Stock Option Agreement between the Company and Spruill dated July 24, 2000, shall continue in effect in accordance with its terms, with the consequence that the Option granted thereunder (i) is currently exercisable for 9,600 shares of stock (which will be treated as an incentive stock option if exercised on or before February 13,
         2001), (ii) will become exercisable as a nonqualified stock option for 70,400 shares of stock in accordance with the vesting schedule under the Stock Option Agreement, and (iii) to the extent exercisable, may be exercised at any time prior to July 24, 2005.

                  (c) The Restricted Stock Award Agreement between the Company and Spruill dated July 24, 2000, is hereby amended to provide that 5,000 shares of stock are vested and will be delivered to Spruill in certificate form without any restrictive legend within 30 days of the signing of this General Release and Agreement and the Consultant Agreement, and that the remaining 45,000 shares of Restricted Stock are forfeited as of the Separation Date. The Restricted Stock Award Agreement shall terminate as of the Separation Date.

                  (d) Spruill has returned all credit cards, keys, records in any form (whether electronic or hard copy), reports, work papers, dictating machines, computers, diskettes, data tape, CD-ROM or other storage medium, cellular telephone, pagers or other property of the Company.

                  (e) The Company and its management will refrain from taking any actions or making any statements that disparage Spruill. Spruill agrees not to make any oral or written statement or take any other action which disparages the Company's management or practices (including its business plans and strategies), damages the Company's good reputation, or impairs its normal operations.


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


         6. Spruill hereby confirms his obligation to comply with the obligations set forth in the Consulting Agreement which continue the obligations set forth in Paragraphs 7(a) and (b) of the Employment Agreement and in the Confidentiality and NonCompetition Agreement, dated as of July 24, 2000, and confirms that these provisions shall survive the termination of his employment and the termination of any of these agreements.

         7. The parties affirm that the only consideration for executing this General Release and Agreement are the promises expressly stated herein including any attachment hereto; and the parties represent and acknowledge that in executing this General Release and Agreement, they do not and have not relied upon any promise, inducement, representation, or statement made by the other parties or their agents, representatives, or attorneys about the subject matter, meaning, or effect of this General Release and Agreement that is not stated in these documents.

         8. This General Release and Agreement shall be binding upon and accrue to the benefit of Spruill and his heirs, representatives, administrators, executors, successors, and assigns, and shall apply fully to Releasees and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns.

         9. The language of all parts of this General Release and Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

         10. This General Release and Agreement shall be governed by the laws of the State of Colorado.

         11. If any provision of this General Release and Agreement is declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, but the illegal or invalid part, term, or provision shall be excluded from this General Release and Agreement.

         The undersigned further states that he has carefully read this General Release and Agreement; that he knows and understands its contents; that he freely and voluntarily agrees to abide by its terms because they are satisfactory; and that he has not been coerced into signing this Agreement.


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         This 26th day of January, 2001.



                                                  /s/ John R. Spruill
                                         ---------------------------------------
                                         JOHN R. SPRUILL

Sworn to and subscribed before me this
26th day of January, 2001.

     /s/ Sally Gore
------------------------------------
Notary Public
My commission expires: 1/13/07

                                         COMPANY:  VAIL BANKS, INC.


                                         By: /s/ E.B. Chester


Sworn to and subscribed before me this
29th day of January, 2001.

     /s/ Lori Reynolds
------------------------------------
Notary Public
My commission expires: 5/22/04


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                                    EXHIBIT A

                              CONSULTING AGREEMENT


         VAIL BANKS, INC. (the "Company") and JOHN R. SPRUILL (the "Consultant") mutually desire to enter into a post-resignation Consulting Agreement (the "Agreement"). This Agreement is intended and understood to be a supplement to the General Release and Agreement executed simultaneously herewith by Consultant. This Agreement does not modify or supersede the General Release and Agreement, which shall remain in full force and effect.

         In consideration of the promises and undertakings herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Consulting Services. Consultant has been President and Chief Executive Officer of the Company prior to his resignation from those positions on November 14, 2000. In order to insure an orderly transition, Consultant and the Company agree that Consultant will, at reasonable times and from time to time during the period beginning on November 14, 2000 and continuing through July 14, 2002, upon the request of the Company, unless terminated earlier as allowed herein, advise the Company concerning matters within his knowledge and expertise, including, specifically, the Company's general operations, corporate finance, and acquisition strategy. While Consultant has no obligation to spend any specific minimum amounts or periods of time in connection with the performance of his duties hereunder, Consultant agrees to respond as soon as feasible to all reasonable requests from the Company for consultation and advice. Further, during the period of this Agreement, Consultant agrees not to perform any consulting or other services with respect to any other financial institution with respect to its operations in any county in Colorado in which WestStar Bank (a subsidiary of the Company) has an office on the date of execution of this Consulting Agreement. Consultant shall perform his duties professionally and in strict compliance with all applicable laws, rules and regulations of duly constituted governmental authorities.

         2. Authority. Consultant does not have, nor shall he hold himself out as having, any right, power, or authority to create any contract or obligation, either express or implied, on behalf, in the name of, or binding upon the Company, or to pledge Company's credit, or to extend credit in the Company's name unless Company shall consent thereto in advance in writing.

         3. Consideration. Consultant shall be compensated at a rate of $15,833.35 per month for performance of the services described above, the first payment of which is due December 14, 2000 and monthly thereafter through July 14, 2002. All such services shall be professionally and expediently performed. Consultant shall have full discretion concerning the method and manner of performance of his consulting services, and except as expressly set forth herein, all costs and expenses incurred in performing these services shall be the responsibility of Consultant.

         4. Independent Contractor. Consultant understands and agrees that he shall not be considered to be an employee of the Company; during the term of this Agreement, he shall be classified as an independent contractor; and that he shall be wholly and exclusively responsible


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


and shall pay when due any and all taxes, fees and assessments (and all interest and penalties thereon) of every kind and nature arising by reason of, or in connection with, Consultant's performance hereunder, it being the intention of the parties that the Company shall not be responsible or charged for any such sums whatsoever. Without limiting the generality of the preceding sentence, any taxes or contributions levied by any applicable law, rule or regulation, based upon or related to the payroll, activities or income of Consultant, including without limitation applicable Federal Insurance Contribution Act, Federal Unemployment Tax Act, federal and state withholding, and similar taxes and withholding, shall be paid by and shall be the exclusive liability of Consultant and shall in no way be chargeable to the Company. Except for the payments provided under this Agreement and under the General Release and Agreement, Consultant shall not be eligible for any other payments or benefits, such as profit sharing distribution, bonuses, or any Company-sponsored medical or insurance benefits, that are or may be provided to Company employees.

         5. Expenses. All expenses and disbursements that may be incurred by Consultant in connection with the services provided hereunder will be paid by the Company if and only if approved in advance by the Company. All other expenses and disbursements that may be incurred by Consultant in connection with the services he renders pursuant to this Agreement shall be borne wholly and completely by Consultant, and the Company shall not be in any way responsible or liable therefor.

         6. Confidential Information.

                  (a) Consultant acknowledges that while he is engaged as a Consultant, the Company may furnish to Consultant Confidential Information (as defined in (d) below) which could be used by Consultant on behalf of a competitor of the Company to the Company's substantial detriment. Moreover, the parties recognize that Consultant has developed important relationships with customers and others having valuable business relationships with customers and others having valuable business relationships with the Company. In view of the foregoing, Consultant acknowledges and agrees that the restrictive covenants contained in this Section are reasonably necessary to protect the Company's legitimate business interests and good will.

                  (b) Consultant agrees that he shall protect the Company's Confidential Information and shall not disclose to any Person (as defined in (e) below), or otherwise use, except in connection with his consulting duties performed in accordance with this Agreement, any Confidential Information at any time; provided, however, that Consultant may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Consultant will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Consultant's obligations under this Section 6(b) survives the termination of his employment with the Company and shall survive the termination of this Agreement.

                  (c) Upon the termination of this Agreement, Consultant agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports (other than financial data and reports in the public domain) and other documents supplied to or created by him in connection with his employment (including all copies of the foregoing) in his possession or control, and all of the


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Company's equipment and other materials in his possession or control.
Consultant's obligations under this Section 6(c) shall survive any expiration or termination of this Agreement.

                  (d) For purposes of this Agreement, Confidential Information means technical, business, and other information relating to the business of the Company or its subsidiaries or affiliates, including, without limitation, technical or nontechnical data, formulae, compilations, programs, devices, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers or suppliers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after Consultant's termination of employment.

                  (e) For purposes of this Agreement, Person means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or other entity.

         7. Restrictive Covenants. Consultant agrees that for a period of twenty
(20) months from November 14, 2000, he shall not (i) enter into or engage in the banking or financial institution business in any county in Colorado in which WestStar Bank (a subsidiary of the Company) has an office on the date of execution of this Agreement either as an individual, partner or joint venturer, or as an officer, director, or shareholder of a corporation, (ii) divert or attempt to divert any person, concern or entity which is furnished products or services by the Company from doing business with the Company or otherwise change its relationship with the Company, (iii) solicit, lure or attempt to hire away any of the employees of the Company with whom the Consultant interacted directly or indirectly while employed with the Company or (iv) perform any consulting or other services for any bank or other financial institution with respect to its business or operations in any county in Colorado in which WestStar Bank has an office on the date of execution of this Agreement. The Consultant's ownership of securities of the Company or any of its affiliates or successors, or a de minimus investment by the Consultant in any other publicly-traded banking or financial institution (i.e., a less than one percent (1%) interest in such institution) shall not violate this Section 7.

         8. Remedies. Consultant acknowledges that if he breaches or threatens to breach Sections 6 or 7 of this Agreement, his actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Consultant breaches or threatens to breach Sections 6 or 7 of this Agreement, the Company shall be entitled to seek injunctive relief, in addition to any other rights or remedies of the Company. Further, Consultant covenants and agrees that any breach by Consultant of Sections 6 or 7 of this Agreement shall be grounds for immediate termination of this Agreement and the monthly payments provided under Section 3 shall terminate. The existence of any claim or cause of action by Consultant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Consultant's agreement under Sections 6 or 7 of this Agreement.


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         9. Termination of Agreement. This Agreement may be terminated in any of the following ways:

                  (a) This Agreement shall terminate automatically in the event of any revocation or breach by Consultant of the General Release and Agreement executed by Consultant simultaneously herewith. In the event of any such revocation or breach, the Company's obligations under this Agreement shall cease immediately.

                  (b) The Company may terminate this Agreement at will. In the event the Company exercises this right, the Company shall pay Consultant a cancellation fee of $316,667, less the total of all monthly payments previously made to Consultant under this Agreement.

                  (c) The Company may terminate this Agreement for Cause. "Cause" shall include the following: (i) actions or statements that disparage the Company's management or practices; (ii) failure to cooperate fully with the Company in providing consulting services under this Agreement; (iii) actions that damage the Company's business; (iv) the filing of any claim, charge or suit against the Company or its affiliates or any of their past or present officers, directors or employees, other than with respect to "Excepted Claims," as defined in the General Release and Agreement executed by Consultant simultaneously herewith; (v) material breach of any provision of this Agreement; and/or (vi) gross misconduct; provided, however, that Consultant's death shall not constitute cause. If this Agreement is terminated by the Company for Cause, the Company's obligations under this Agreement shall cease immediately.

                  (d) Consultant may terminate this Agreement at will. If Consultant exercises this right, the Company's obligations under this Agreement shall cease immediately.

                  (e) This Agreement shall terminate automatically at its expiration on July 14, 2002.

         10. Survival. Consultant agrees that Paragraphs 6 through 8 of this Agreement survive its termination, regardless of which party initiates the termination.

         11. Indemnification. The Company agrees to defend, indemnify and save the Consultant harmless from and against any and all claims, demands, losses, damages, costs, liabilities and expenses (including, but not limited to, attorneys' fees and costs of suit) of whatever kind or character, on account of any actual or alleged loss, injury or damages to any person, firm or corporation or to any property, or arising out of or in connection with the services rendered by Consultant (or by any of his agents, employees, or servants) under this Agreement.

         12. Waiver. No failure on the part of either party to exercise, and no delay by either party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof, or the exercise by such party of any other right, power or remedy. No express waiver or assent by either party of or to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.


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


         13. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without regards to the principals of conflict of law. This Agreement shall be deemed to have been made in the State of Colorado and shall be construed according to the laws of Colorado.

         14. Entire Agreement. This Agreement, the General Release and Agreement, and the Indemnification Agreement and Stock Option Agreement, referenced in Paragraphs 4 and 5, respectively, of the General Release and Agreement, contain all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof, and no other agreements, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto, and all prior agreements and understandings are superseded hereby. No officer, employee or agent of the Company has any authority to make any representation or promise not contained in this Agreement, the General Release and Agreement, the Indemnification Agreement or the Stock Option Agreement, and Consultant agrees that he has executed this Agreement without reliance upon any such representation or promise. This Agreement cannot be modified or changed except by written instrument signed by all of the parties hereto.

         15. Severability. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but, in such event the provision of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, paragraph or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, and the balance of this Agreement shall continue in full force and effect. If any tribunal or court of appropriate jurisdiction deems any provision hereof (other than for the payment of money) unreasonable, said tribunal or court may declare a reasonable modification hereof, and this Agreement shall be valid and enforceable, and the parties hereto agree to be bound by and perform the same, as thus modified.

             IN WITNESS WHEREOF, the Parties have affixed their signatures to the above and foregoing document on the dates herein written.

CONSULTANT


    /s/ John R. Spruill             Date January 26, 2001
-----------------------------
John R. Spruill



VAIL BANKS, INC.



By:    /s/ E.B. Chester             Date January 29, 2001
   --------------------------

Title: Chairman


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